CORNING NATURAL GAS CORPORATION

PRESS RELEASE

CONTACT: Jerry Sleve
Vice President - Administration
Phone: (607) 936-3758 ext. 223
Fax: (607) 962-2844
Date: September 27, 2012

FOR IMMEDIATE RELEASE

Corning Natural Gas Corporation Announces Completion of Rights Offering

CORNING, NY (September 27, 2012) -- Corning Natural Gas Corporation (OTCBB: CNIG) (the "Company") announced the successful closure of its rights offering. The rights offering allowed existing Corning Natural Gas shareholders to buy shares of the Company's common stock at $15.75/share. Rights were awarded to shareholders of record as of July 2, 2012 and each shareholder received one right for each eight shares they owned at that time.

All of the approximately 246,524 shares available for purchase under the rights offering were purchased.

The Company received gross proceeds of approximately $3,882,753.00. The Company intends to use the funds primarily for capital expenditures such as the pipeline replacement and system reliability projects in the service territory. The Company also expects to use some of the proceeds for growth initiatives.

Forward-Looking Statements

This press release may contain statements that, to the extent they are not recitations of historical facts, constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting Corning's business and financial results could cause actual results to differ materially from those stated in the forward-looking statements.

About Corning Natural Gas

Corning Natural Gas Corporation, headquartered in Corning, New York, was incorporated in 1904. Corning is a local distribution company (LDC) that provides natural gas service to approximately 15,000 customers through more than 400 miles of gas distribution and transmission pipelines in the Southern Tier and Central regions of New York State.